Exhibit 22.1



Subsidiaries of Harborside Healthcare Corporation as of December 31, 1996

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
                                                      Jurisdiction of
                                                      Incorporation or
                           Name                       Organization                            Doing Business As
                           ----                       ------------                            -----------------
1.  Bay Tree Nursing Center Corporation               Massachusetts                  Harborside Healthcare-Palm Habor

2.  Belmont Nursing Center Corporation                Massachusetts                  Harborside Healthcare-Toledo

3.  Bowie Center Limited Partnership                     Maryland                    Larkin Chase Nursing and Restoration
                                                                                     Center

4.  Countryside Care Center Corporation               Massachusetts                  Harborside Healthcare-Terre Haute

5.  Harborside of Cleveland Limited Partnership       Massachusetts                  Harborside Healthcare- Beachwood
                                                                                     Rehabilitation and Nursing Center

                                                                                     Harborside Healthcare- Broadview
                                                                                     Heights Rehabilitation and Nursing
                                                                                     Center

                                                                                     Harborside Healthcare- Westlake I
                                                                                     Rehabilitation and Nursing Center

                                                                                     Harborside Healthcare- Westlake II
                                                                                     Rehabilitation and Nursing Center

6.  Harborside of Florida Limited Partnership            Florida                     Harborside Healthcare- Brevard

7.  Harborside of Ohio Limited Partnership            Massachusetts                  Harborside Healthcare- Northwest Ohio
                                                                                     Harborside Healthcare- Defiance

8.  Harborside Funding Limited Partnership            Massachusetts

9.  Harborside Health I Corporation                     Delaware                     Harborside Nursing Homes, Inc.

10. Harborside Healthcare Advisors                    Massachusetts
      Limited Partnership

11. Harborside Healthcare Limited                     Massachusetts                  Allicor
      Partnership                                                                    Harborside Healthcare Management
                                                                                     Limited Partnership

12. Harborside Healthcare Network                        Florida
      Limited Partnership

13. Harborside Homecare Limited                       Massachusetts                  Behavioral Health Care
      Partnership





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
14. Harborside New Hampshire                          Massachusetts                      Harborside Nursing Facilities Limited
      Limited Partnership                                                                                    Partnership

                                                                                         Harborside Healthcare- Applewood
                                                                                         Rehabilitation and Nursing Center

                                                                                         Harborside Healthcare- Crestwood
                                                                                         Rehabilitation and Nursing Center

                                                                                         Harborside Healthcare- Milford
                                                                                         Rehabilitation and Nursing Center

                                                                                         Harborside Healthcare- Northwood
                                                                                         Rehabilitation and Nursing Center

                                                                                         Harborside Healthcare- Pheasantwood
                                                                                         Rehabilitation and Nursing Center

                                                                                         Harborside Healthcare- Westwood
                                                                                         Rehabiliation and Nursing Center

15. Harborside Rehabiliation Limited                  Massachusetts                      Theracor Rehabilitation Services
      Partnership

16. Harborside Toledo Corporation                     Massachusetts

17. Harborside Toledo Limited Partnership             Massachusetts                      Harborside Healthcare- Swanton

18. HHCI Limited Partnership                          Massachusetts                      Harborside Healthcare- Naples
                                                                                         Harborside Healthcare- Sarasota
                                                                                         Harborside Healthcare- Pinebrook
                                                                                         Harborside Healthcare- New Haven
                                                                                         Harborside Healthcare- Woods Edge
                                                                                         Harborside Healthcare- Indianapolis
                                                                                         Harborside Healthcare- Troy

19. KHI Corporation                                       Delaware

20. Maryland Harborside Corporation                   Massachusetts

21. Oakhurst Manor Nursing Center                     Massachusetts                      Harborside Healthcare- Ocala
      Corporation

22. Orchard Ridge Nursing Center                      Massachusetts                      Harborside Healthcare- Gulf Coast
      Corporation

23. Riverside Retirement Limited Partnership          Massachusetts                      Harborside Healthcare- Decatur

24. Sunset Point Nursing Center Corporation           Massachusetts                      Harborside Healthcare- Clearwater

25. West Bay Nursing Center Corporation               Massachusetts                      Harborside Healthcare- Tampa Bay
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